UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2025

FLUENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Vesey Street, 9th Floor New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 669-7272

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	FLNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2025, the Board of Directors (the “Board”) of Fluent, Inc. (the “Company”) increased the size of the Board from six to seven members and appointed James P. (“JP”) Geygan to fill the resulting vacancy. Mr. Geygan will serve on the Board as an independent director until the Company’s next annual meeting of stockholders (the “Annual Meeting”) or until his successor has been duly elected and qualified, or until his earlier resignation, removal or death.

Mr. Geygan, age 36, has served as Interim Chief Executive Officer and President of Global Value Investment Corporation (“GVIC”), an investment firm specializing in disciplined, value-oriented investing and significant stockholder of the Company, since May 2024. He previously served as Chief Operating Officer and Senior Vice President of GVIC from December 2021 to May 2024 and Vice President of GVIC from May 2017 to December 2021. Since joining GVIC, GVIC’s assets under management have grown from $84 million as of December 31, 2016 to $194 million as of December 31, 2024. In addition to the foregoing, Mr. Geygan has served as a member of the Board of Directors of GVIC since February 2023, and one of its wholly-owned subsidiaries, GVRC India Private Limited, since September 2019. He received a Bachelor of Science in political science from the University of Wisconsin, Madison. The Company believes that Mr. Geygan is qualified to serve on the Board due to his public company corporate governance and capital markets experience.

In connection with his service as a director, Mr. Geygan will receive (i) a cash fee of $10,000 per quarter and (ii) 10,000 restricted stock units (“RSUs”), which RSUs will vest in three equal annual installments beginning on the first anniversary of the grant date, subject to accelerated vesting in certain circumstances. Mr. Geygan will be eligible to receive additional RSUs with a grant date value equal to $75,000 on the date of each annual stockholder meeting of the Company, beginning with the next Annual Meeting.

Additionally, the Company entered into an indemnification agreement with Mr. Geygan providing for the advancement of expenses and indemnification of Mr. Geygan to the fullest extent permissible under Delaware General Corporation Law.

Except as set forth herein, there is no arrangement or understanding between Mr. Geygan and any other persons pursuant to which Mr. Geygan was appointed as a director of the Company. There are no related party transactions involving Mr. Geygan that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fluent, Inc.

January 17, 2025	By:	/s/ Donald Patrick
	Name:	Donald Patrick
	Title:	Chief Executive Officer